SHARE CALL AGREEMENT


Dated this 31st day of July, 2004 at Toronto, Ontario

This is an agreement between Mr. George Theodore of 20 Greengate Road, Toronto, Ontario, M3B 1E8 and IVP Technology Corporation d.b.a. ActiveCore Technologies, Inc. ("ActiveCore") having its registered office at 6121 Lakeside Drive, Suite 260, Reno Nevada. This letter constitutes an irrevocable agreement between ActiveCore and George Theodore and is not subject to any other condition.

Whereas George Theodore personally and through various entities controlled by him owns 8,000,000 shares of Infolink Technology Limited; and,

Whereas George Theodore has accepted the position of President of the Corporate Broadcasting division of ActiveCore; and,

Whereas ActiveCore has invested time and money into growing the corporate broadcasting division and has acquired 100% of the issued shares of C Comm Network Corporation to further the business of the ActiveCast Division; and,

Whereas since December 1, 2003 time and funds from ActiveCore Technologies have been invested in order to complete the purchase of the business known as Infolink Technology; then

George Theodore irrevocably commits to sell, by way of share exchange with ActiveCore, as and when called by ActiveCore the quantum of 8,000,000 existing common shares of Infolink Technology Limited on a fully paid and non-assessable basis in exchange for 16,000,000 fully paid and non-assessable common shares of IVP Technology Corporation; and,

Whereas the shares of ActiveCore if and when issued will be restricted shares subject to registration for sale with the Securities and Exchange Commission of the Untied States of America; then,

ActiveCore irrevocably undertakes to seek SEC registration of the 16,000,000 common shares at the next available opportunity.


For: IVP Technology Corporation           For: George Theodore


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                                          For: 1543772 Ontario Inc.



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